UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2010

CHINA GRAND RESORT, INC

(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm. 905 Reignwood Center

Yong’an Dongli Jianguomen Outer Street

Chaoyang District, Beijing 100022 P.R.C. China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8528 8755

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 5, 2010, the Company accepted the voluntary resignation of Ms. Carla Zhou as Chief Financial Officer of the Company. Ms. Carla Zhou did not resign over disagreements with the Company on any matter relating to the Company’s operations, polices or practices.

Effective on February 5, 2010, the Board of Directors of the Company  appointed Mr. Xiaojun He (age 35) to serve as Chief Financial Officer of the Company to replace Ms. Zhou, and also appointed Mr. Jie Niu (Jerry Niu) (age 30) as the Chief Operations Officer of the Company.

Mr. He is a member of Chinese Institute of Certified Public Accountants with more than ten years of experience in accounting and audit services, including over four years with "big four" accounting firms.  He has provided audit and financial management for many large scale PRC and overseas enterprises, including company listed on the Hong Kong exchange, covering such industries such as bank, securities, electronics, engineering manufacture and construction. Mr. He also has extensive experience in International Financial Reporting Standards, PRC finance, accounting & tax regulations and standards. From November 2005 to October 2006, Mr. He was a senior auditor in Global Financial Services of Ernst &Young, Beijing Office. From November 2006 to June 2009, Mr. He was a senior auditor in the Audit Department of Deloitte Touche Tohmatsu, Beijing Office. From June 2009 to February 2010, Mr. He served as our Financial Controller.

Mr. Niu is experienced in operation management and corporate finance fields. From August 2001 to July 2004, Mr. Niu began his career as an engineer at Beijing New Logistics Co., Limited. From September 2004 to December 2005, Mr. Niu studied finance in the University of Nottingham. From April 2006 to June 2007, Mr. Niu served as business project manager of China Electronic Appliance Corporation and was responsible for the business projects implementation. From July 2007 to March 2009, Mr, Niu served as Corporate Secretary and assistant in CEO of CEC Unet Plc, a listed company in AIM market and subsidiary of China Electronic Appliance Corporation, responsible for corporate finance and investor relationship management. Mr. Niu also assisted the CEO in overseeing the day-to-day operations. From May 2009 to present, Mr. Niu served as the business office director of Redrock Capital Group Limited, a controlling shareholder, and assisted the CEO in managing public offering and merger and acquisition projects.  Mr. Niu graduated with a Bachelor of Engineering from Tongji University. He received a MBA degree from the University of Nottingham in UK in 2005.

There are no arrangements or understandings between any of the new officers and any other persons, pursuant to which such officer was selected in such capacity. There have been no transactions nor are any transactions pending involving the Company and any of the new officers (or any related parties) in amount exceeding $120,000. Mr. He will be a full time and exclusive employee of the Company. Mr. Niu will remain as an employee of Redrock Capital Group Limited, however, he expects to dedicate approximately 80% of his time to Company affairs. As compensation, Mr. He and Mr. Niu shall receive an annual salary of $30,000 and $20,000 respectively. No family relationship exists among the new officers and any of our other directors or executive officers.

Item 9.01. Financial Statements and Exhibits.

99.1 Resignation Letter of Carla Zhou

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Grand Resorts, Inc.

Date: February 9, 2010	By:	/s/Menghua Liu
	Name:	Menghua Liu
	Title:	Chief Executive Officer and Chairman

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